EXHIBIT 5.1

                              OPINION RE: LEGALITY

                                 August 14, 2000



rfaye@lillick.com                                                   415-984-8365



North Bay Bancorp
1500 Soscol Avenue
Napa, California 94559

Ladies and Gentlemen:


         With reference to the Registration Statement on Form S-8 filed by North Bay Bancorp ("North Bay") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 33,063 shares of North Bay Common Stock, no par value, (the "Shares") to be issued in connection with the grant and exercise of options under the North Bay Bancorp Stock Option Plan (the "Stock Option Plan"):


         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto.


                                                  Very truly yours,


                                                  /s/ Lillick & Charles LLP


                                       6